EXHIBIT 10.1

AMENDED AND RESTATED

SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT amends and restates the Split-Dollar Agreement dated November 30, 1999 by and between American Software, Inc., a Georgia corporation (hereinafter referred to as the “Corporation”), James C. Edenfield (hereinafter referred to as the “Employee”), and James Michael Edenfield as trustee of the J & N Edenfield Trust dated December 23, 1998 (hereinafter referred to as the “Trustee”), effective as of January 1, 2003.

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Corporation as its President and Chief Executive Officer; and

WHEREAS, the Corporation wishes to provide life insurance protection for the Employee in the event of the his death during the terms of this Agreement, and death benefits to the Trustee; and

WHEREAS, the Corporation has acquired a variable universal life insurance policy on the life of the Employee in the initial face amount of $3,158,883, which is described in Exhibit “A” attached hereto and by this reference made apart hereof (the “Policy”), and issued by National Life of Vermont National Life Insurance Company (the “Insurer”); and

WHEREAS, the parties desire to amend and restate the Split-Dollar Agreement to clarify the respective rights and obligations of the parties.

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

2. Beneficiary Designation. The Trustee may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of Policy proceeds to which the Trustee is entitled hereunder, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Employee, except as otherwise provided herein.

3. Policy Dividends. Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay to the Insurer the full amount of such premium, and shall, upon request promptly furnish the Trustee evidence of timely payment of such premium.

5. Employee Compensation Portion. An amount equal to value of the economic benefit attributable to current life insurance protection on the life of the Employee shall be included in the Employee’s income for federal income tax purposes and reported to the Employee on federal tax form W-2. The value of the economic benefit shall be calculated as follows:

a. For calendar years 1999, 2000, 2001, and 2002, by using the lower of the PS 58 rate or the Insurer’s one-year term rate (at the date of this Agreement or in any subsequent year, whichever is lower), times the excess of the current death benefit over the total amount payable to the Corporation as provided in Section 8 below.

b. For calendar year 2003 and subsequent calendar years, the life insurance premium factor designated or permitted in guidance published in the Internal Revenue Bulletin, times the excess of the current death benefit as of the last day of the Employee’s tax year over the total amount payable to the Corporation as provided in Section 8 below.

6. Designation of Policy Beneficiary/Endorsement. As of the execution date of the Agreement, the Corporation has executed a beneficiary designation form and/or an endorsement to the Policy, under the form used by the Insurer for such designations or endorsements; such beneficiary designation or endorsement shall not be terminated, altered or amended by the Corporation, without the express written consent of the Trustee except as otherwise provided herein. The parties hereto agree to take all action necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.

7. Limitations on Corporation’s Rights in Policy. Except as otherwise provided herein, the Corporation shall not surrender or cancel the Policy, change the beneficiary designation provisions thereof, nor change the dividend election thereof without, in any such case, the express written consent of the Trustee.

8. Collection of Death Proceeds and Amount that the Trustee is Entitled to Collect.

a. Upon the death of the Employee, the Corporation shall cooperate with the Trustee to take all action necessary to obtain the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the greater of: (a) the total amount of the premiums paid by it hereunder; or (b) the then cash value of the Policy, reduced by any indebtedness against the Policy existing at the death of the Employee (including any interest due on such indebtedness). The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Trustee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Trustee until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

9. Termination of Agreement. This Agreement shall terminate during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (a) the total cessation of the business of the Corporation; (b) the bankruptcy, receivership or dissolution of the Corporation; or (c) the Corporation’s legal counsel advises the Corporation that, as a result of new law or regulatory authority or the extension or clarification of existing law or regulatory authority applicable to this Agreement or the transaction described herein, the arrangements established under this Agreement are not permitted under applicable law or regulations. In the event of the termination of this Agreement, the Trustee may purchase the Policy from the Corporation for the then cash value of the Policy.

10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

11. Named Fiduciary. In the event that this Agreement is deemed to be an Employee Welfare Benefit Plan, as such term is used in the Employee Retirement Income Security Act, the Corporation is designated the named fiduciary. The named fiduciary shall have the authority to control and manage the operation of this Agreement. The Corporation shall thereafter make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the beneficiary for benefits under this Agreement shall be in writing and delivered or mailed to the Trustee. Such decision shall state the specific reasons for the denial. The Corporation shall afford a reasonable opportunity for a full and fair review of the decision denying such claim.

12. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of: the Corporation and its successors and assigns; the Employee and his personal representatives, successors, and assigns; the Trustee and its successors and assigns; and the designated beneficiaries of the Policy and their personal representatives, successors, and assigns.

14. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

15. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

AMERICAN SOFTWARE, INC.

	By:	/s/ Vincent C. Klinges
	Its:	Chief Financial Officer

ATTEST:

/s/ James R. McGuone
Secretary

/s/ James Michael Edenfield
JAMES MICHAEL EDENFIELD,
as Trustee of the J & N Edenfield Trust

/s/ James C. Edenfield
JAMES C. EDENFIELD

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